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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-20925, 333-39974, 333-33760, 333-80691,
333-28435) of Pharmaceutical Product Development, Inc. and its subsidiaries of our report dated January 25, 2002 relating to the consolidated financial statements as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.


PricewaterhouseCoopers LLP
McLean, Virginia
May 16, 2002